UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2025
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Wisconsin Avenue, 22nd Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market
Depositary shares of 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock	AGNCL	The Nasdaq Global Select Market
Depositary shares of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock	AGNCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
At a meeting held on December 9, 2025, the Board of Directors (the “Board”) of AGNC Investment Corp. (the “Company”) increased the size of the Board from eight to nine members and appointed Christine L. Hurtsellers to the Board, effective immediately, to a term that continues until the Company’s 2026 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Hurtsellers was elected to the Audit Committee of the Board.

Ms. Hurtsellers, CFA, is a former CEO and chief investment officer with deep experience in risk management and strategic planning in the financial services industry. From 2016 through 2024, she was Chief Executive Officer at Voya Investment Management, a financial services firm with over $360 billion in assets under management. Ms. Hurtsellers also served as Chief Investment Officer, Fixed Income, of Voya Investment Management from 2009 until 2016 and as the Head of Structured Finance and Senior Portfolio Manager of ING Investment Management (predecessor entity to Voya) from 2004 until 2009. Earlier in her career, Ms. Hurtsellers held portfolio management roles at Freddie Mac, AllianceBernstein and Bank One. She currently serves on the Board of Trustees at Manulife John Hancock Funds and is a board member and the Head of Investment Committee at Chariot RE. Ms. Hurtsellers holds a BA in Finance from the Indiana University Kelley School of Business and is a chartered financial analyst (CFA).

Ms. Hurtsellers will participate in the non-employee director compensation arrangements established by the Company for non-employee directors. The Company will enter into its standard form of indemnification agreement with Ms. Hurtsellers, substantially in the form filed herewith. There are no arrangements or understandings between Ms. Hurtsellers and any other person pursuant to which she was appointed as a director, nor are there any family relationships between Ms. Hurtsellers and any other executive officer or director of the Company. Ms. Hurtsellers is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: December 15, 2025	By:	/s/ Kenneth Pollack
Kenneth L. Pollack
Executive Vice President, Chief Compliance Officer, General Counsel and Secretary